SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2002

MILACRON INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-8475	31-1062125

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio 45206

(address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 5. OTHER EVENTS

         On June 17, 2002, Milacron Inc. entered into a definitive Stock Purchase Agreement providing for the sale of its Valenite Metalcutting tools business to Sandvik AB. On June 18, 2002, the Company issued a press release announcing the execution of the Stock Purchase Agreement. A copy of the Stock Purchase Agreement is filed as Exhibit 2.1 hereto, and a copy of the announcement portion of the press release is filed as Exhibit 99.1 hereto.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of June 17, 2002, between Milacron Inc. and Sandvik AB.

99.1	Announcement Portion of the Press Release issued by Milacron Inc. on June 18, 2002.

99.2	Estimates and Projections for Financial Modeling Portion of the Press Release issued by Milacron Inc. on June 18, 2002.

ITEM 9. REGULATION FD DISCLOSURE

        The Company's Press Release issued June 18, 2002, and which is referenced in Item 5 of this Form 8-K, also contained forward looking statements and projections related to the second quarter of 2002, and fiscal year 2002. A copy of the forward looking statements and Estimates and Projections for Financial Modeling portion of the Company's Press Release issued June 18, 2002 is furnished as Exhibit 99.2 hereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	June 20, 2002	By:	/s/Hugh C. O'Donnell

Hugh C. O'Donnell Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of June 17, 2002, between Milacron Inc. and Sandvik AB.

99.1	Announcement Portion of the Press Release issued by Milacron Inc. on June 18, 2002.

99.2	Estimates and Projections for Financial Modeling Portion of the Press Release issued by Milacron Inc. on June 18, 2002.